EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Each of the undersigned, Steven R. Morgan and Robert W. Driskell, certifies pursuant to 18 U.S.C. Section 1350, that: (1) this annual report on Form 10-K of Hancock Fabrics, Inc. ("Hancock") for the year ended January 29, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Hancock.

Date: April 26, 2011

/s/ Steven R. Morgan

Steven R. Morgan
Interim President and Chief Executive Officer

/s/ Robert W. Driskell

Robert W. Driskell
Executive Vice President and
Chief Financial Officer